UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 14, 2007

THE COCA-COLA COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-02217 (Commission File Number)	58-0628465 (IRS Employer Identification No.)

One Coca-Cola Plaza Atlanta, Georgia (Address of principal executive offices)	30313 (Zip Code)

Registrant's telephone number, including area code: (404) 676-2121

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Definitive Material Agreement.

The Compensation Committee of the Board of Directors of The Coca-Cola Company (the “Company”) approved participants, targets and measures for annual incentives to be paid in 2008 for 2007 performance. The approved measures for annual performance are net income and volume (for those with corporate responsibilities) and profit before taxes and volume (for those with operating unit responsibilities).

Item 9.01(c).	Exhibits

Exhibit 99.1	Form of Stock Option Agreement in connection with the 1999 Stock Option Plan of The Coca-Cola Company
Exhibit 99.2	Form of Stock Option Agreement for E. Neville Isdell in connection with the 1999 Stock Option Plan of The Coca-Cola Company
Exhibit 99.3	Form of Restricted Stock Agreement (Performance Share Unit Agreement) in connection with the 1989 Restricted Stock Award Plan of The Coca-Cola Company
Exhibit 99.4	Form of Restricted Stock Agreement (Performance Share Unit Agreement) for E. Neville Isdell in connection with the 1989 Restricted Stock Award Plan of The Coca-Cola Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE COCA-COLA COMPANY (REGISTRANT)
Date: February 14, 2007	By: _/s/ David M. Taggart David M. Taggart Vice President and Treasurer

Exhibit Index

Exhibit No.	Exhibits
Exhibit 99.1	Form of Stock Option Agreement in connection with the 1999 Stock Option Plan of The Coca-Cola Company
Exhibit 99.2	Form of Stock Option Agreement for E. Neville Isdell in connection with the 1999 Stock Option Plan of The Coca-Cola Company
Exhibit 99.3	Form of Restricted Stock Agreement (Performance Share Unit Agreement) in connection with the 1989 Restricted Stock Award Plan of The Coca-Cola Company
Exhibit 99.4	Form of Restricted Stock Agreement (Performance Share Unit Agreement) for E. Neville Isdell in connection with the 1989 Restricted Stock Award Plan of The Coca-Cola Company